Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER OF

TUESDAY MORNING CORPORATION PURSUANT TO 18 U.S.C. §1350

I, Kelly J. Munsch, the Vice President, Controller, (Interim Principal Financial Officer and Interim Chief Accounting Officer) of Tuesday Morning Corporation, hereby certify that to the best of my knowledge and belief:

1.

The Annual Report on Form 10‑K of Tuesday Morning Corporation for the fiscal year ended June 30, 2015 fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the above‑mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation.

Date: August 20, 2015	By:	/s/ kelley j. munsch
Kelly J. Munsch
Vice President, Controller (Interim Principal Financial Officer and Interim Chief Accounting Officer)